Exhibit 99.1

Virtusa Announces Third Quarter Fiscal 2014 Consolidated Financial Results

Company Crosses $100 Million Quarterly Revenue Milestone

•                  Third quarter fiscal 2014 revenue of $101.0 million increased 17% year-over-year and 7% sequentially.

•                  Third quarter fiscal 2014 operating income of $11.2 million increased 22% year-over-year; Operating profit margin increased from 10.6% in the prior year period to 11.1%.

•                  Third quarter fiscal 2014 diluted EPS increased 21% to $0.35, compared to diluted EPS of $0.29 in the year ago period.

•                  Generated $17.6 million of cash from operating activities during the third quarter of fiscal 2014.

Westborough, MA — (January 30, 2014) Virtusa Corporation (NASDAQ GS: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today reported consolidated financial results for the third quarter of fiscal year 2014, ended December 31, 2013.

Third Quarter Fiscal 2014 Consolidated Financial Results

Revenue for the third quarter of fiscal 2014 was $101.0 million, an increase of 17% year-over-year on both a GAAP reported and constant currency(1) basis. Sequentially, revenue increased 7% in reported currency and 6% on a constant currency basis.

Virtusa reported income from operations of $11.2 million for the third quarter of fiscal 2014, an increase of 14% compared to $9.8 million for the second quarter of fiscal 2014, and an increase of 22% compared to $9.1 million for the third quarter of fiscal 2013.

Net income for the third quarter of fiscal 2014 increased to $9.3 million, or $0.35 per diluted share, compared to $7.5 million, or $0.28 per diluted share, for the second quarter of fiscal 2014, and compared to $7.4 million, or $0.29 per diluted share, for the third quarter of fiscal 2013.  Net income for the third quarter of fiscal 2014 included $0.1 million of foreign currency transaction gains compared to a loss of ($1.0) million in the second quarter of fiscal 2014, and a loss of ($0.2) million in the third quarter of fiscal 2013.

The Company ended the third quarter of fiscal 2014 with $142.3 million of cash, cash equivalents, and short-term and long-term investments(2), inclusive of the draw down on December 31, 2013 of $20 million from the Company’s amended and restated secured revolving credit facility used to acquire TradeTech Consulting which closed on January 2, 2014.  This borrowing was repaid in full on January 14, 2014 with the $86.2 million of net proceeds from Virtusa’s underwritten public offering of

2,645,000 shares of common stock.  The shares sold in the offering, which closed on January 14, 2014, include the exercise in full of underwriters’ option to purchase additional shares.  The Company also generated $17.6 million of cash from operating activities during the third quarter of fiscal 2014.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We are pleased with our third quarter results, our differentiated value proposition and the progress we have made against our strategic goals. Our clients are making investments to grow their revenue and to reduce the costs and risks of running their business.  We are helping them expand their addressable market by providing a distinctive millennial experience and industry leading transformational solutions to run their business as usual operations better. Overall, we are pleased with the progress we have made in winning new clients, expanding our existing client relationships, capturing larger programs, extending our global presence, and crossing over $100 million in quarterly revenue, an important milestone for Virtusa.”

Ranjan Kalia, Chief Financial Officer, said, “During the third quarter, we delivered broad based growth across our client portfolio as well as geographies.  As we continue to scale and win larger programs, we are realizing more opportunity for resource optimization resulting in operating margin expansion.”  Mr. Kalia added, “Our strong cash position continues to provide the Company with increased flexibility to invest for growth and capture operating efficiencies.”

Financial Outlook

Virtusa’s current guidance for the fourth fiscal quarter and full fiscal year ending March 31, 2014, which reflects the January 2, 2014 acquisition of TradeTech Consulting as well as the issuance of 2,645,000 shares from the Company’s follow-on offering which closed on January 14, 2014, is as follows:

•                  Fourth quarter fiscal 2014 revenue is expected to be in the range of $110.3 million to $112.3 million, with diluted EPS of $0.33 to $0.37.

•                  Fiscal year 2014 revenue is expected to be in the range of $396.2 million to $398.2 million, with diluted EPS of $1.26 to $1.30.

The Company’s fourth quarter and fiscal year 2014 diluted EPS estimates assume an average share count of approximately 28.9 million and 27.0 million respectively (assuming no further exercises of stock-based awards), and assume a stock price of $34.72, which was derived from the average closing price of the Company’s stock over the five trading days ended on January 29, 2014.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options, restricted stock and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, January 30, 2014 at 5:00 pm Eastern time to discuss the Company’s third quarter fiscal year 2014 financial results, current

financial guidance, and other corporate developments.   To access this call, dial 888-802-2239 (domestic) or 913-312-1399 (international).  The passcode is 2770111. A replay of this conference call will be available through February 6, 2014 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 2770111.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011 - 2014 Virtusa Corporation.  All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation.  All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) below for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) below for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s third quarter of fiscal 2014, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended December 31, 2012 of 1.61 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended December 31, 2013 of 1.62 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s third quarter of fiscal 2014, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended September 30, 2013 of 1.56 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended December 31, 2013 of 1.62 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s ability to assimilate and integrate the operations of acquired businesses, including OSB Consulting LLC and TradeTech Consulting

Scandanavia AB and its subsidiaries; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in connection with any acquisitions, including the OSB and the TradeTech acquisition, within expected time-frames or at all; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2013	March 31, 2013

Assets:
Cash and cash equivalents	$93,406	$57,199
Short-term investments	40,766	29,452
Accounts receivable, net	60,894	68,612
Unbilled accounts receivable	18,028	15,702
Prepaid expenses	9,565	7,562
Deferred income taxes	9,149	7,674
Restricted cash	690	350
Other current assets	8,430	8,333
Total current assets	240,928	194,884

Property and equipment, net	34,046	36,775
Long-term investments	8,128	8,319
Deferred income taxes	6,403	9,275
Goodwill	40,792	35,472
Intangible assets, net	19,159	15,692
Other long-term assets	3,565	3,502
Total assets	$353,021	$303,919

Liabilities:
Accounts payable	$8,339	$9,231
Accrued employee compensation and benefits	20,896	17,683
Accrued expenses and other current liabilities	24,024	17,811
Current portion of long term debt	20,000	—
Income taxes payable	1,713	4,509
Total current liabilities	74,972	49,234
Long-term liabilities	10,276	2,478
Total liabilities	85,248	51,712

Stockholders’ equity	267,773	252,207
Total liabilities and stockholders’ equity	$353,021	$303,919

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue	$101,043	$86,474	$285,833	$243,226
Costs of revenue	63,821	55,698	182,126	158,194
Gross profit	37,222	30,776	103,707	85,032
Total operating expenses	26,026	21,634	73,806	61,593

Income from operations	11,196	9,142	29,901	23,439

Other income (expense):
Interest income	1,021	778	2,623	2,247
Foreign currency transaction gains (losses)	138	(194)	(434)	(244)
Other, net	(4)	(10)	207	54
Total other income (expense)	1,155	574	2,396	2,057

Income before income tax expense	12,351	9,716	32,297	25,496
Income tax expense	3,023	2,312	7,969	6,189

Net income	$9,328	$7,404	$24,328	$19,307

Net income per share of common stock:
Basic	$0.36	$0.30	$0.95	$0.78
Diluted	$0.35	$0.29	$0.92	$0.76
Weighted average number of common shares outstanding
Basic	25,652,538	24,969,800	25,499,625	24,887,304
Diluted	26,540,682	25,614,309	26,333,720	25,539,499

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Nine Months Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net income	$24,328	$19,307
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,892	6,509
Share-based compensation expense	5,725	4,181
Provision for doubtful accounts	524	434
Loss (gain) on disposal of property and equipment	10	(109)
Foreign currency losses, net	434	244
Excess tax benefits from stock option exercises	(2,974)	—
Net changes in operating assets and liabilities:
Accounts receivable and unbilled accounts receivable	6,205	(9,345)
Prepaid expenses and other current assets	(3,022)	(1,040)
Other long-term assets	(923)	(1,083)
Accounts payable	(1,171)	614
Accrued employee compensation and benefits	67	(1,435)
Accrued expenses and other current liabilities	(1,921)	2,431
Income taxes payable	4,639	3,071
Other long-term liabilities	(286)	(99)
Net cash provided by operating activities	39,527	23,680
Cash flows from investing activities:
Proceeds from sale of property and equipment	71	117
Purchase of short-term investments	(12,302)	(8,571)
Proceeds from sale or maturity of short-term investments	5,024	7,975
Purchase of long-term investments	(7,074)	(8,421)
Proceeds from sale or maturity of long-term investments	800	1,258
Decrease (increase) in restricted cash	(362)	2,426
Business acquisition	(6,156)	(2,775)
Purchase of property and equipment	(5,825)	(8,517)
Net cash used in investing activities	(25,824)	(16,508)
Cash flows from financing activities:
Borrowings on revolving credit facility	20,000	—
Proceeds from exercise of common stock options	2,330	710
Purchase of common stock	—	(1,408)
Principal payments on capital lease obligation	(12)	(1,021)
Excess tax benefits from stock option exercises	2,974	—
Net cash provided by (used in) financing activities	25,292	(1,719)
Effect of exchange rate changes on cash and cash equivalents	(2,788)	(935)
Net Increase in cash and cash equivalents	36,207	4,518
Cash and cash equivalents, beginning of period	57,199	58,105
Cash and cash equivalents, end of period	$93,406	$62,623

Supplemental Non-GAAP Financial Information as of December 31, 2013 and 2012

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$93,406	$62,623

Short-term investments	40,766	26,378
Long-term investments	8,128	8,006
Total short-term and long-term investments, end of period	48,894	34,384

Total cash and cash equivalents, short-term investments and long-term investments	$142,300	$97,007

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203-682-8273

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